UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2015

CU BANCORP

(Exact name of registrant as specified in its charter)

California	001-35683	90-0779788
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

15821 Ventura Boulevard, Suite 100- Encino, CA	91436
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 257-7700

(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Special Equity Awards

On March 19, 2015, the Compensation, Nominating and Corporate Governance Committee of the Board of Directors (the “Compensation Committee”) of CU Bancorp (the “Company”) made special retention equity grants of restricted stock and restricted stock units pursuant to the Company’s 2007 Equity and Incentive Plan, as amended and restated to the following named executive officers as special retention awards to assist in retention of critical personnel as the tenth anniversary of the founding of the Company approaches in May 2015. Each of the original founding executives of the Company who are currently employed have exercised all stock option grants originally granted in 2005, as they expire in May of 2015.

Name	Position	Grant Type	Amount of Shares of Common Stock Subject to Restricted Stock Award or Underlying RSU	Per Share Value of Common Stock Subject to Restricted Stock Award	Aggregate Value of Common Stock Subject to Restricted Stock Award
David I. Rainer	Chairman, Chief Executive Officer	Restricted Stock Units*	40,000 shares	$21.00	$840,000
Anne Williams	Executive Vice President/ Chief Credit Officer/Chief Operating Officer	Restricted Stock	18,000 shares	$21.00	$378,000
Karen Schoenbaum	Executive Vice President / Chief Financial Officer	Restricted Stock	8,000 shares	$21.00	$168,000
Anita Wolman	Executive Vice President / Chief Administrative Officer / General Counsel	Restricted Stock	12,000 shares	$21.00	$252,000

The grants vest 50% on the second anniversary of the grant; 25% on the third anniversary of the grant and the remainder on the third anniversary of the grant.

*	The Restricted Stock Units contain provisions potentially delaying payment and delivery of the restricted stock based upon the Company’s determination that the delivery will cause the recipient’s compensation to exceed limits imposed by Internal Revenue Code Section 162(m). The Agreement provides that the payment and delivery of such shares will be deferred to the earliest date where the Company reasonably anticipates that such deduction will not be limited or eliminated by application of Code Section 162(m). The Restricted Stock Agreement is attached as Exhibit 10.01.

Annual Base Salary Increases

Also on March 19, 2015, the CU Bancorp Compensation, Nominating and Corporate Governance Committee approved increases in the annual base salary for Mr. Rainer, Ms. Williams, Ms. Schoenbaum and Ms. Wolman to $465,000, $310,000, $260,000 and $260,000 respectively. The increases will be effective April 1, 2015.

Item 8.01 Other Events.

Appointment of Lead Director

On March 19, 2015 the Board of Directors appointed David C. Holman as the Lead Independent Director for the Company; a newly created post. Mr. Holman previously served as Chairman of the Board of 1st Enterprise Bank which was acquired by the Company in November 2014 by a merger with and into California United Bank, the Company’s wholly owned subsidiary. The Lead Director will chair meetings of the non-management directors and will assist as necessary on board agendas to assure that all stakeholders’ interests are represented appropriately. In the absence of the Chairman, the Lead Director will chair meetings of the Board of Directors.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.01	Form of Restricted Stock Unit Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CU Bancorp

Dated: March 24, 2015	By:	/s/ Anita Y. Wolman
Anita Y. Wolman
Executive Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Award Agreement

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